EXHIBIT 21

The Sherwin-Williams Company
Operating Subsidiaries
December 2018 - 10K

Domestic

Subsidiary                            State of
Incorporation
Acquire Sourcing, LLC                        DE
Comex North America, Inc.                    DE
Contract Transportation Systems Co.                DE
CTS National Corporation                    DE
Omega Specialty Products & Services LLC         OH
Plasti-Kote Co., Inc.                        OH
Sherwin-Williams Realty Holdings, Inc.         IL
SWIMC LLC                            DE
The Sherwin-Williams Acceptance Corporation            NV
The Sherwin-Williams Headquarters Company            OH
The Sherwin-Williams Manufacturing Company            OH
The Sherwin-Williams US Licensing Company            DE
Valspar Specialty Paints, LLC                    DE

Foreign

Country of
Subsidiary                            Incorporation

Compania Sherwin-Williams, S.A. de C.V.             Mexico
Dongguan Lilly Paint Industries Ltd                China
EPS B.V.                            Netherlands
EPS Polidrox Industria e Comercio de Resinas Ltda        Brazil
EPS (Shanghai) Trading Co., Ltd.                China
Geocel Limited                            UK
Guangdong Valspar Paints Manufacturing Co Ltd.        China
Guangdong Yuegang Dadi Paints Company Limited        China
Invercolor Bologna Srl                        Italy
Invercolor Ltd                            UK
Invercolor Roma Srl                        Italy
Invercolor Torino Srl                        Italy
Invercolor Toscana Srl                        Italy
Inver East Med S.A.                        Greece
Inver France SAS                        France
Inver GmbH                            Germany
Inver Industrial Coating SRL                    Romania
Inver Polska Spó³ka Z O.O                    Poland
Inver Spa                            Italy
Isocoat Tintas e Vernizes Ltda                    Brazil
Isva Vernici Srl                            Italy
Oy Sherwin-Williams Finland Ab                Finland

Pinturas Condor S.A.                        Ecuador
Pinturas Industriales S.A.                    Uruguay
Plasti-kote Limited                        UK
Productos Quimicos y Pinturas, S.A. de C.V.            Mexico
PT Sherwin-Williams Indonesia                    Indonesia
PT Valspar Indonesia                        Indonesia
Quest Automotive Products UK Limited                UK
Quetzal Pinturas, S.A. de C.V.                     Mexico
Ronseal (Ireland) Limited                     Ireland
Sherwin-Williams Argentina I.y C.S.A.                 Argentina
Sherwin-Williams Aruba VBA                    Aruba
Sherwin-Williams (Australia) Pty. Ltd.                AU
Sherwin-Williams Automotive Mexico S.de R.L.de C.V.        Mexico
Sherwin-Williams Balkan S.R.L.                Romania
Sherwin-Williams Bel Unitary Enterprise            Belarus
Sherwin-Williams (Belize) Limited                Belize
Sherwin-Williams Benelux NV                    Belgium
Sherwin-Williams Canada Inc.                    Canada
Sherwin-Williams (Caribbean) N.V.                Curacao
Sherwin-Williams Cayman Islands Limited            Grand Cayman
Sherwin-Williams Chile S.A.                    Chile
Sherwin-Williams Coatings India Private Limited        India
Sherwin-Williams Coatings S.a r.l.                Luxembourg
Sherwin Williams Colombia S.A.S.                Columbia
Sherwin-Williams Czech Republic spol. s r.o            Czech Republic
Sherwin-Williams Denmark A/S                    Denmark
Sherwin-Williams Deutschland GmbH                Germany
Sherwin-Williams Diversified Brands Limited             UK
Sherwin-Williams do Brasil Industria e Comercio Ltda.        Brazil
Sherwin-Williams France Finishes SAS                France
Sherwin-Williams (Ireland) Limited                Ireland
Sherwin-Williams Italy S.r.l.                    Italy
Sherwin-Williams Luxembourg Investment Management Company S.a r.l. Luxembourg
Sherwin-Williams (Malaysia) Sdn. Bhd.                Malaysia
Sherwin-Williams (Nantong) Company Limited            China
Sherwin-Williams (Nantong) Coatings Technology Co., Ltd.    China
Sherwin-Williams Norway AS                    Norway
Sherwin-Williams Paints Limited Liability Company        Russia
Sherwin-Williams Peru S.R.L.                    Peru
Sherwin-Williams Pinturas de Venezuela S.A.             Venezuela
Sherwin-Williams Poland Sp. z o.o                Poland
Sherwin-Williams Protective & Marine Coatings            UK
Sherwin-Williams (S) Pte. Ltd.                    Singapore
Sherwin-Williams Services (Malaysia) Sdn. Bhd.        Malaysia
Sherwin-Williams (Shanghai) Limited                China
Sherwin-Williams (South China) Co., Ltd.            China
Sherwin-Williams Spain Coatings S.L.                Spain
Sherwin-Williams STL Limited                    St. Lucia
Sherwin-Williams Sweden AB                    Sweden
Sherwin-Williams (Thailand) Co., Ltd.                Thailand
Sherwin-Williams UK Coatings Limited                UK
Sherwin-Williams (Vietnam) Limited            Vietnam
Sherwin-Williams (West Indies) Limited                Jamaica

Spanyc Paints Joint Stock Company                Vietnam
SWIPCO - Sherwin Williams do Brasil Propriedade
Intelectual Ltda.                    Brazil
Syntema I Vaggeryd AB                        Sweden
Taiwan Valspar Co., Ltd.                    Taiwan
The Valspar (Asia) Corporation Limited                Hong Kong
The Valspar (Australia) Corporation Pty. Ltd.            Australia
The Valspar Corporation Limitada                Brazil
The Valspar (Finland) Corporation Oy                Finland
The Valspar (France) Corporation S.A.S.                France
The Valspar (France) Research Corporation SAS            France
The Valspar (Malaysia) Corporation Sdn Bhd            Malaysia
The Valspar (Nantes) Corporation S.A.S.            France
The Valspar (Singapore) Corporation Pte. Ltd            Singapore
The Valspar (South Africa) Corporation (Pty) Ltd        South Africa
The Valspar (Spain) Corporation S.R.L.                Spain
The Valspar (Switzerland) Corporation AG            Switzerland
The Valspar (Thailand) Corporation Ltd.                Thailand
The Valspar (UK) Corporation Limited                UK
The Valspar (Vietnam) Corporation Ltd.                Vietnam
TOB Becker Acroma Ukraine                    Ukraine
UAB Sherwin-Williams Baltic                    Lithuania
Valspar Aries Coatings, S. de R.L. de C.V.            Mexico
Valspar Automotive Australia Pty Limited            Australia
Valspar Automotive (UK) Corporation Limited            UK
Valspar B.V.                            Netherlands
Valspar Coatings (Guangdong) Co., Ltd.                China
Valspar Coatings (Shanghai) Co. Ltd.                China
Valspar Coatings (Tianjin) Co., Ltd                 China
Valspar D.o.o Beograd                        Serbia
Valspar (India) Coatings Corporation Private Limited        India
Valspar Industries GmbH                    Germany
Valspar Industries (Ireland) Ltd.                    Ireland
Valspar Industries (Italy) S.r.l.                    Italy
Valspar LLC                            Russia
Valspar Mexicana, S.A. de C.V.                    Mexico
Valspar Paint (Australia) Pty Ltd                Australia
Valspar Paint (NZ) Limited                    New Zealand
Valspar Powder Coatings Limited                UK
Valspar Rock Company Limited     (Japan)                Japan
Valspar (Shanghai) Management Co., Ltd.            China
Valspar (Uruguay) Corporation S.A.                Uruguay
Valspar (WPC) Pty Ltd                        Australia
ZAO Sherwin-Williams                        Russia